Exhibit 10.10

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

House Lease Contract

Lessor (Party A)： Shenzhen Yifang Digital Technology Co., LTD

Address： YiFang Bldg., No.315 Shuangming Ave., Guangming St., Guangming New District, Shenzhen, China

Postcode：518107 Tel: [*]

Organization code certificate or valid certificate number：                    [*]

Entrusted Agent：____________________________________________________

Address：____________________________________________________

Postcode：_________________ Tel：______________________________

Organization code certificate or valid certificate number：______________________________

Lessee (Party B)： Shenzhen Bestman Precision Instrument Co., Ltd

Address： Floor 4, Building 210, Nanyou 2nd Industry District, Xiangnan Rd., Nanshan District, Shenzhen

Postcode：                                                    Tel：

Organization code certificate or valid certificate number：         [*]____________________________

Entrusted Agent：____________________________________________________

Address：____________________________________________________

Postcode：_________________   Tel：______________________________

Organization code certificate or valid certificate number：______________________________

According to Contract Law of the People's Republic of China, Urban Real Estate Administration Law of the People's Republic of China, House Lease Regulations of Shenzhen Special Economic Zone and its implementing rules, the Shenzhen Municipal People's Congress Standing Committee on Strengthening The Decision Of The House Lease Security Responsibility , the provisions of the both parties negotiated consensus, conclude the following contract.

Article 1 Party A will rent the whole floor of 8/F located at YiFang Bldg., No.315 Shuangming Ave., Guangming St., Guangming District, Shenzhen, China, house coding [*] (the "rental house”) to party B. The total area is 3,500 square meters, and the construction area is 2,920 square. The public portion is 580 square meters, and the total number of floors of the building is 23 floors.

Owner of the leased house: Shenzhen Yifang Digital Technology Co., LTD. Real estate title certificate or other valid certificates certifying its property right (right to use) Name and number:   /    .

Article 2 The total monthly rent cost of the leased house is 133,000 RMB (in words: One Hundred and Thirty-three thousands RMB only).

Article 3 Party B shall pay the first rental cost of 133,000RMB (in words: One Hundred and Thirty-three Thousands RMB Only) before July 13, 2019.

Article 4 Party B shall:

☑ Before the 5th of each month;

☐ quarter payment___________ which month___________ which day；

☐ Every Half Year___________ which month___________ which day；

☐ Every Year___________ which month___________ which day；

Pay the rent to Party A; Party A shall issue tax value-added invoice to Party B when collecting the rent.

(Both Parties should choose one of the above-mentioned methods and click “✓” in the selection)

Article 5 The valid period of this contract for Party B is from July 16, 2019 to July 15, 2024.

The time limit prescribed in the preceding paragraph shall not exceed the approved term of land use and shall not exceed 20 years. The exceeding term shall be invalid.

Article 6 Rental Purpose: For Production, Office, and R&D.

Party B shall not use the rental house for any other purposes without party A's written approval.

Article 7 Party A shall deliver the leased house to Party B before July 16, 2019 and go through relevant handover procedures.

If Party A fails to deliver the leased house within the time specified in the preceding paragraph, Party B can request Party A to extend the validity of this contract, and both Parties shall sign the contract for confirmation in person and report to the contract registration authority for record.

Article 8 When delivering the leased house, both Parties shall confirm the current condition of the leased house and its affiliated facilities, the affiliated property and other relevant information, and make supplementary lists in the attached pages.

Article 9 When Party A delivers the leased house, party A may collect from Party B a deposit of three months 'rental costs which not exceeds three months' rental costs, that is, RMB399,000.00 (in words: RMBthree hundred ninety nine thousand ONLY). Party A shall issue a receipt to Party B when collecting the deposit.

Conditions for Party A to return the deposit to Party B:

1. Upon expiration of the lease term, Party B shall pay off the rent, water, electricity and management fees

2. The main structure of the house is intact and undamaged

3. The facilities and equipment in accordance with the lease lists shall be returned in good condition

☐ Only one of the conditions is satisfied

☑ All Satisfied

(Both Parties should select one option and tick “✓” in the box)

Return method and time of lease deposit: Transfer payment when it is due (return to Party B without interest within three working days)

Party A may not return the deposit under any of the following circumstances:

1. After the lease term expires, Party B has not paid the rent, water, electricity and management fees)

2. The main structure of the house was severely damaged

3. Any damage or loss of the facilities in the Lists of Equipment and Facilities to be transferred shall be compensated at the market price or deducted directly from the security deposit

Article 10 During the lease term, Party A shall be responsible for paying the land use fee, taxes, management fees etc. Party B is responsible for paying the water, electricity, sanitation, management fee and other expenses incurred by using the leased premises on time.

Article 11 Party A shall ensure that the leased house and the attached facilities delivered are capable of the purpose of lease and that the safety of the premises complies with the provisions of relevant laws, regulations or rules.

Article 12 Party B shall use the leased house and the attached facilities reasonably and shall not engage in any illegal acts. Party A shall not interfere with party B's normal and reasonable use of the leased house.

Article 13 In the course of using the leased house, if the leased house or its affiliated facilities are damaged or faulty without fault of Party B, Party B shall timely notify Party A to take possible effective measures to prevent further expansion of the defects. Party A shall, within 10 days upon receipt of the notice from Party B, carry out repairs or directly entrust Party B to carry out repairs; If Party B is unable to notify Party A or Party A fails to perform the maintenance obligations within the time specified above upon receipt of the notice, Party B may perform the maintenance on behalf of Party A. In case of urgent need for immediate repairs, Party B shall first repair and notify Party A of the relevant situation in a timely manner.

Party A shall bear the maintenance expenses (including reasonable expenses incurred by Party B for maintenance and for preventing the expansion of defects) under the circumstances set forth in the above two paragraphs. If Party B fails to fulfill its obligations in the above two paragraphs, fails to notify in time or take possible effective measures, resulting in further losses, part of the maintenance costs shall be borne by Party B.

Article 14 If the leased house or its attached facilities are damaged or damaged due to improper or unreasonable use of the premises by Party B, Party B shall be responsible for repair or compensation and notify Party A.

Article 15

☐ During the lease term, Party B may sublet all or part of the leased house to others and go through the formalities of registration (filing) with the housing leasing authority. However, the sublease term shall not exceed the lease term stipulated in this contract.

☑ During the lease period, with the written consent of Party A, Party B may go through the formalities of registration (filing) with the competent authority of housing lease with the written proof of party A's consent to sublease. However, the sublease term shall not exceed the lease term stipulated in this contract.

☐ During the lease term, Party B shall not sublet the leased premises to any other person in part or in whole.

(Both Parties should choose one of the above three items and click “✓” in the gap)

Article 16 If Party A intends to transfer part or all of the property right of the house during the term of this contract, party A shall notify Party B in writing one month prior to the transfer. Party B shall give a reply to Party A within seven working days upon receipt of party A's written notice, and Party B shall have the preemptive right under the same conditions.

If the leased house is transferred to others, Party A is responsible to inform the transferred to continue to perform this contract when signing the transfer contract.

Article 17 During the term of this Contract, termination or modification of this Contract is allowed under any of the following circumstances, which shall not be considered as breach of the Contract:

(1) The contract cannot be performed due to force majeure;

(2) Government expropriation, acquisition, repossession or demolition of leased premises;

(3) Party A and Party B reaches an agreement through consultation.

Article 18 If any of the following circumstances occur, Party A may be liable for the loss caused thereby.

☑ 1. Require party B to restore the premises to its original condition；

☑ 2. Claim damages from Party B；

☑ 3. The lease deposit is not refundable；

☐ 4. Party B is required to pay liquidated damages in RMB）    ／    （in words）：    ／    （RMB）.

(The above four methods shall be selected by both Parties through negotiation, but items 3 and 4 cannot be selected at the same time. Click “✓” in corresponding ports)

(1) Party B is in arrears of rental cost for more than 15 days (half month)；

(2) Party B's default may lead to party A's loss of more than 10,000 yuan；

(3) Party B uses the leased house to conduct illegal activities that damage the public interests or the interests of others；

(4) Party B changes the structure or uses of the leased house without authorization；

(5) Party B violates article 14 of this contract and fails to undertake maintenance responsibilities or pay maintenance fees, causing serious damage to the premises or equipment；

(6) Party B will decorate the leased premises without party A's consent and approval from relevant departments；

(7) Party B sublets the leased house to a third party without authorization).

In addition to holding Party B liable for damages or breach of contract, Party A may request Party B to change the terms of the Contract or terminate the contract based on the above circumstances. Once the notice of termination of the Contract is legally served, Party A has the right to apply for unilaterally registering the termination of the Contract.

Article 19 If any of the following circumstances occurs, Party B may be responsible for the loss caused thereby,

☑ 1. Claim damages to Party A；

☑ 2. Request Party A to refund the lease deposit in double)；

☐ 3. Party A shall pay liquidated damages in RMB) ／ （RMB）（in words： ／ RMB）

(The above three methods shall be selected by both parties through negotiation, but items 2 and 3 cannot be selected at the same time; Click “✓” in corresponding ports) :

(I) Party A delays in delivering the leased house for more than fifteen days (half month);

(II) Party A violates article 11 of this Contract and the safety of the leased premises does not conform to the provisions of relevant laws, regulations or rules;

(III) Party A fails to undertake the maintenance responsibility or pays the maintenance fee in violation of Article 13 hereof

(IV) Party A will rebuild, expand or decorate the leased premises without party B's consent or approval from relevant departments.

(V) Party A unilaterally rebuilds, expands or decorates the leased premises without any good reason.

In addition to holding Party A liable for damages or breach of contract, Party B may also request Party A to change the terms of the Contract or terminate the Contract based on the above circumstances. Once the notice of termination of the Contract is legally served, Party B shall have the right to apply for unilaterally registering the termination of the Contract.

Article 20 After the termination of this contract, Party B shall move out and return the leased house and attached facilities within three days and guarantee the good conditions of the leased house and attached facilities (except for normal wear and tear). Meanwhile, Party B shall settle all expenses to be borne by Party B and go through relevant handover procedures.

If Party B fails to move out or return the leased house within the prescribed time limit, Party A has the right to take back the leased house according to the Law or the Contract and collect compensation equivalent to double rental cost from Party B as the overdue part.

Article 21 If Party B needs to continue to lease the house upon the expiration of the lease term, it shall request Party A to extend the lease three months prior to the expiration of the lease term. Under the same conditions, Party B has the priority to lease the house.

If party A and Party B reaches an agreement on the renewal of the lease, they shall conclude a new contract and register it under the Contract Registration Authority.

Article 22 Party A and Party B shall sign The Responsibility Letter for The Safety Management of Housing Leasing in Shenzhen. The leased house provided by Party A shall conform to the standards and conditions for safe use without any potential safety hazards. Fuel gas facilities, power facilities, gateways and channels of Rental house should comply with the regulations of the city's production safety, fire control, security, environmental protection, health management regulations or standards for party b shall strictly according to the regulations of the government functional departments, security, fire control, security, environmental protection, health management regulations or standards used for rental housing, and has the obligation to ensure that rent houses on the make There are no safety risks in use. Both Parties shall consciously perform the terms of this Contract. If either Party breaches the contract, it shall bear the corresponding liabilities for breach of contract as agreed herein

Article 23 Party A and Party B may separately agree on matters not covered herein in the addendum. The contents of the appended pages shall be a part of this contract and have the same effect as this contract after being signed and sealed by both parties.

If both Parties reach an agreement on modification of this contract during the lease term, both Parties shall register (put on record) with the competent authority of housing lease within 10 days after the establishment of the modification agreement.

Article 24 Any dispute between party A and Party B in connection with this Contract shall be settled through negotiation. If no settlements can be reached through negotiation, it may be submitted to the contract registration authority for mediation, you can choose the following Government Organizations:

☐ Applying for arbitration by Shenzhen Arbitration Commission;

☐ China International Economic and Trade Arbitration Commission shenzhen Sub-Commission for arbitration;

☑ The People's Court brings a lawsuit.

(Both Parties shall choose one of the above dispute resolution methods through negotiation, and mark “✓” in the corresponding mouth)

Article 25 Party A and Party B agrees on that the following address shall be the address for service of correspondence or documents of both parties:

Address of Party A: YiFang Bldg., No. 315 Shuangming Ave., Guangming St., Guangming District, Shenzhen

Address of Party B:____________________________________________________

If the above address is not agreed, the Address of the contract signed by both Parties shall be taken as the address for service.

The address of service shall remain valid without notice of change in writing. Notices or documents sent by one Party to the other Party at the address for service shall be deemed served. If the documents mailed to the above address are returned by the postal department, the date of return shall be deemed as the date of service.

Article 26 This contract shall come into force on the date of sign from both Parties.

Both Parties shall register or put on record with the competent authority within 10 days after signing this Contract.

Article 27 The Chinese version of this contract is the original.

Article 28 This Contract is in five copies, with Party A holds two copies, Party B holds one copy, the Contract Registration Authority holds one copy, and the Relevant Departments holds one copy.

Party A (signature and seal)：

Legal Representative：

Tel：

Bank Account No.：

Authorized agent (signature and seal)： /s/ Zungang Liu July 16, 2019

(affixed with corporate seal)

Party B (signature and seal)：

Legal Representative：

Tel：

Bank Account No.：

Authorized Agent (signature and Seal): /s/ Haizhu Cao July 22, 2019

Registration or Record Holder (signature) :

Contract Registration (record) Authority (Signature and Seal):

__________（Y） ____(M)____ (D)

Supplemental Agreement of House Lease Contract

Party A: Shenzhen Yifang Digital Technology Co., LTD

Business license number: [*]

Address: YiFang Bldg., No.315 Shuangming Ave., Guangming St., Guangming New District, Shenzhen, China

Tel: [*]

Party B: Shenzhen Bestman Precision Instrument Co., Ltd

Business license number: [*]

Address: Floor 4, Building 210, Nanyou 2nd Industry District, Xiangnan Rd., Nanshan District, Shenzhen

Contact person: Jie Bai

Tel: [*]

According to the House Lease Contract signed by Party A and Party B and its implementation rules, in order to confirm each party’s rights and obligations, Party A and Party B have agreed on the following articles related to the leasing matter according the principle of “whoever uses the property takes the responsibility” after friendly negotiation. It is agreed upon that 8/F located at YiFang Bldg., No.315 Shuangming Ave., Guangming District, Shenzhen is delivered to Party B as is. If there’s any conflict between the following articles and the House Lease Contract, this Agreement shall prevail. In witness where of, the parties hereto have executed this Agreement with articles as follows (note: the currency of this Agreement is RMB):

Party B leases Party A’s factory for the purpose of manufacturing, office, research and development. meanwhile, Party B represents that it has visited the property in person before signing this Agreement, is satisfied with the area size and purpose of the property, and agree to accept the delivery as is. Party A and Party B agreed not to adjust the rent, management fee, and other fees based on the measurement of any person, organization or insititution (in terms of Party A’s issuance of bills, receipt in paper form shall prevail. Party B can provide an email address to receive bills).

Article I Lease Term

1.1	The lease term of Party B’s leasing Party A’s factory is five years, from July 16, 2019 to July 15, 2024. The air conditioner fees, utility fees shall be charged according to the actual use during the lease term and shall be borne by Party B. The rent free period is from July 16, 2019 to September 30, 2019.

1.2	Upon the execution of this Agreement (or within three months of the execution), Party B shall deliver its business registration documents (one copy of duplicate copy of business license and organizational code certificate, respectively) to Party A for its record.

Article II Rent, Rent Increase, Deposit, and Payment Method

2.1 The lease term is five years, from July 16, 2019 to July 15, 2024. The rent listed below includes property management fee (RMB19,250/month); air conditioner maintenance fund RMB2.4 per square meter; fresh air fee RMB 2.6 per square meter; and special repair fund RMB0.35 per squre meter with tax included. There is an 8% increase every two years, calculated based on the total rent (including property management fee, air conditioner maintenance fund, fresh air fee, and special repair fund) package price RMB38 per squre meter. Party A will issue rent bills to Party B in advance. Party B shall wire transfer the rent and other fees to Party A’s designated bank account within 5 business days.

Number	Time	Rent (RMB/month)
1	July 16, 2019 – July 16, 2020	133,000.00
2	July 16, 2020 – July 16, 2021	133,000.00
3	July 16, 2021 – July 16, 2022	143,640.00
4	July 16, 2022 – July 16, 2023	143,640.00
5	July 16, 2023 – July 16, 2024	155,131.20

2.2 Party B shall pay Party A three-month rent as deposit on the day of signing this agreement, RMB399,000 (in words: RMB three hundred ninety nine thousand). Party A shall issue payment receipt to Party B after receiving the deposit. On the day of signing this Agreement, Party B shall pay the first month’s rent (October 1, 2019 – October 31, 2019) RMB133,000 (in words: RMB one hundred thirty three thousand). The Agreement shall be invalid if Party B doesn’t pay off this deposit and rent. After the term expires, Party B shall pay off all fees due and return the property to Party A intact. Party A shall return the deposit to Party B within seven business days without any interest.

2.3 If Party B defaults during the lease term, or terminate the Agreement in advance due to violation of national fire control regulations, the deposit will not be returned to Party B as a compensation for Party A.

2.4 After the delivery to Party B, Party A shall be responsible for the maintenance of the property and its main structure and outside wall.

2.5 Party B should take good care of and use the property and its affiliated facilities reasonably. If the property or its affiliated facilities are damaged, missing, or misfunctioning due to the improper, unreasonable use, willful or negligent behaviors of Party B, Party B shall notify Party A in time and bear relevant repair fee. Party B shall also compensate Party A if damages are caused to Party A.

2.6 During the lease term, Party B may re-decorate the property after obtaining Party A’s consent. Both parties may sign a decorating agreement. The fee of fire control check related the re-decoration shall be borne by Party B. Party A is obligated to cooperate with Party B to go through relevant administrative procedures.

2.7 During the lease term, Party A is entitled to change the account receiving bill payment and notify Party B in written form. Party B shall not delay or refuse to pay rent and relevant fees because of the account change.

Article III Electricity Fee

3.1 After Party B moves in, it shall designate China Southern Power Grid to install electricity meter, and the fee shall be borne by Party B. The electricity price shall be RMB1.2 per KW/h (calculation method: RMB0.84 per KW/h + service fee RMB 0.36 per KW/h). 10% of the total KW/h public service fee will be included in the property management fee.

3.2 Party A shall provide no less than 200KVA electricity to Party B for its use, and shall equip every floor 200KVA. The basic electricity fee of Party B’s transformer shall be borne by Party B. Party A shall ensure the normal supply of electricity to Party B. If Party B’s equipment is damaged due to the electricity power off of power supply department, it is not the responsibility of Party A.

3.3 Party B shall wire transfer the electricity fee to the designated account of Party A within five business days upon receiving the bill from Party A. Party A shall issue Fapiao accordingly.

Article IV Water Fee

4.1 Party B shall be responsible for the general meter of every floor of the factory. Party A shall provide fire control water and install fire hydrants of the whole factory. The fire control water shall not be used without permission if it’s not for fire alarm.

4.2 Party A charges the water fee from Party B according to Party B’s actual area or personnel proportionally. The water fee is RMB7 per ton.

4.3 Party B shall wire transfer the water fee to the designated account of Party A within five business days upon receiving the bill from Party A. Party A shall issue Fapiao accordingly.

Article V Central Air Conditioning Fee

5.1 Central air conditioning fee during the lease term: RMB0.98 kw/h from 9am to 6pm during the public business days; 1.96 kw/h for other time. Party B shall ensure the minimum power requirement is met when using the air conditioners. The installation fee of air conditioner meters shall be borne by Party B.

5.2 Party B shall wire transfer the air conditionning fee to the designated account of Party A within five business days upon receiving the bill from Party A.

Article VI Safety Responsibilities

6.1 During the lease term, Party B shall purchase relevant insurance for the leased floor to ensure both parties rights and interests. If Party B doesn’t purchase relevant insurance, and accidents happen because of Party B’s reason, Party B shall bear all responsibilities. If it causes damages to Party A, Party B shall bear all responsibilities.

6.2 During the lease term, Party B shall be responsible for the safety, security, fire control, and environment issues of the leased property strictly according to relevant regulations, and establish fire control and safety mechanism to avoid accidents happen.

Article VI Default Responsibilities

7.1 During the lease term, except for legal cause or cause agreed upon by both parties, if Party A unilaterally offers to terminate the Agreement, it shall notify the other party in writing and obtain its consent six months in advance. After settling the rent and returning the deposit, Party A shall pay three months’ rent and other relevant loss due to prior termination of the Agreement to Party B within 15 days of issuing writing notice.

7.2 If Party A does not deliver the property according to the time stated in this Agreement, it shall pay 3‰ of the monthly rent for every delayed day to Party B. The lease term shall be postponed accordingly. If Party B does not pay rent, utitlity, and property management fee in time, an overdue fine of 3‰ per day shall be charged to Party B. If Party B has not paied rent and relevant fees for 15 business days, Party A is entitled to unilaterally terminate the lease and it is not in default. Party B shall compensate according to default articles. If Party B cannot use the property normally due to Party A’s reason, Party B is entitled to terminate the Agreement and Party A shall undertake the responsibilities in Article 7.1.

7.3 During the lease term, lease assignment is not allowed in principle. If it is for Party B’s manufacturing need during the lease term, application in writin shall be submitted to Party A for lease assignment or sublease. Lease assignment or sublease is allowed after Party A’s written consent. The sublease term shall not exceed the lease term of the Agreement signed by Party A and Party B. Party B bears the responsibility of safety, economic disputes, and illegal activities of Party B’s subleasee or employees and relevant economic loss caused to Party A.

7.4 Party B promises to accept the management right of Party A or the property management company during the lease term unconditionally, and actively cooperate with the management company’s employees to repair the public facilities in the leased area. If it is Party B’s responsibility to influence the maintenance of public facilities, Party B shall bear all responsibilities.

7.5 During the lease term, the approval application of second fire control shall be the responsibility of Party B. Party B bears all the fees and Party A provides assistance.

Article VIII If Party B has one of the following situation, Party A is entitled to terminate this Agreement in advance and retrieve the property. Party B shall pay default damages to Party A according to Article 7 of this Agreement. If the default damages are insufficient to compensate Party A, Party A is entitled to recover form Party B until its loss are fully compensated:

8.1 Not paying rent for one month or various overdue fees reaches the amount of one month’s rent;

8.2 Labor department is involved in Party B’s owing wages;

8.3 Relevant government department seizes Party B’s assets;

8.4 Subleasing or lending the property to others without Party A’s prior written consent;

8.5 Conductin illegal activities on the property; and

8.6 Other activities which are illegal or violate this Agreement or cause serious consequence.

Article IX Exception Clauses

9.1 This Agreement shall terminate if one of the following situation occurs, and Party A and Party B does not bear default responsibility to each other:

9.2 The Agreement cannot be implemented due to government actions (nationalization, eminent domain, or demolition);

9.3 The Agreement cannot be implemented due to force majeure;

9.4 If Party A establishes a property management company to manage the property during the lease term, the House Lease Contract and this Agreement remains valid.

Article X Facilities and Equipment: If Party B does not renew the lease after ther lease term expires, Party B may dismantle the facilities and equipment installed by itself, provided that it does not influence Party A’s fire control, structure and function, and business solicitation. Party B is not required to return the property to its original status as it was delivered, but it should clean the property and return it to Party A (a list of facilities and equipment delivered from Party A to Party B and a copy of Opinion Letter of Shenzhen Public Security Bureau will be attached).

Article XI Any supplemental agreement shall be executed after friendly negotiation of Party A and Party B, and it shall have the same legal effect as this Agreement. If disputes arise during the implementation of this Agreement, both parties shall first resolve to negotiation. If negotiation fails, any party may sue at a people’s court. The default party shall pay litigation fee, security fee, attorney fee, publication fee, and assessment fee besides the liquidated damages stated in this Agreement.

Article XII This Agreement is the final version. If there’s any other contract inconsistent with this one, this Agreement shall prevail.

Article XII This Agreement shall be executed in two copies. It shall be valid after the legal representative of each party signs or both parties affix with its corporate seal. Each party holds one copy and they both have the same legal effect.

Party A (corporate seal):	Party B (corporate seal):
Legal representative (authorized agent): /s/Zungang Liu	Legal representative (authorized agent): /s/Haizhu Cao
Executing date: July 16, 2019	Executing date: July 22, 2019
(affixed with corporate seal)	(affixed with corporate seal)